SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2015

Lans Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-148385	TBA
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Brickell, Miami, Florida	33133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 001-63-6017-348-8798

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2015, our Board of Directors appointed Ritesh Mitra to serve as our Chief Technology Officer.

Ritesh Mitra, age 34, is presently, and has been since October 2004, the owner of SPSR Professionals, LLC. From January 2015 to the present, he is also the owner and co-founder of HydraConx LLC. From June 2012 to the present he owns and operates PharmaAlpha and from May 2014 to the present he owns and operates Triangulum Development Inc. He has been the CTO of nCLose, Inc. from May 2013 to the present.

As a seasoned professional in the software design and development for the payment and pharmaceutical industry with over a decade of experience, Mr. Mitra has assisted many clients with respect to the design, development, and launch of enterprise systems and payment platforms. He has acted in a technical role and as a consultant with regards to the management of resources to develop solutions for the payments industry, and most recently at nClose has been managing the development and implementation of a middleware solution for developers to rapidly develop payment solutions for merchants.

Aside from that provided above, Mr. Mitra does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

There are no family relationships between any of our directors or officers and Mr. Mitra.

On June 25, 2015, we entered into a Consultancy Agreement with Mr. Mitra’s company, SPSR Professionals, LLC (“SPSR”). The agreement may be terminated on 30 days’ notice. We contracted with SPSR to provide us with services in the development and management of payment processing. For the services, we agreed to compensate SPSR $1,000 per month for 14 hours of work. Additional hours of work will be billed at a rate of $90 per hour. In addition, we agreed to issue SPSR 200,000 shares of our common stock.

SPSR agreed to a one year non-compete and non-solicitation agreement, but may resume business activities with the companies Mr. Mitra currently owns and works for, stated above.

We issued a press release on July 2, 2015 announcing the appointment of Mr. Mitra as Chief Technology Officer. A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Consultancy Agreement, dated June 25, 2015
99.1	Press Release, dated July 2, 2015
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lans Holdings, Inc.

/s/ Trevor Allen

Trevor Allen
Chief Executive Officer

Date: July 29, 2015

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